SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                13-3993618
(State of organization or incorporation)    (I.R.S. Employer Identification No.)

 575 Lexington Avenue, Suite 410
      New York, New York                                 10022
(Address of principal executive offices)               (Zip code)


        Securities to be registered pursuant to Section 12(b)of the Act:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered

               None

                  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

                  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (Title of Class)


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                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1:           Description of Registrant's Securities to be Registered.

                  The information set forth in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-47879) filed June 29, 1998, as amended (the "Registration Statement") beneath the caption "Description of Capital Stock", is incorporated herein by reference and made a part hereof.

Item 2:           Exhibits

          2.1*    Agreement  and  Plan  of  Reorganization
          3.1*    Certificate  of Incorporation of the Company, as Amended
          3.2*    By-Laws of the Company


* Previously filed with the Securities and Exchange Commission as exhibits to the Registrant's Registration Statement on Form S-1 (Registration No. 333-47879). Such exhibits are incorporated herein by reference.



                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                   INTEGRATED TRANSPORTATION
                                                   NETWORK GROUP  INC.



                                                   By:   /s/ Wu Zhi Jian
                                                         Wu Zhi Jian
                                                         Chairman of the Board


Dated:  August 19, 1998


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